EX-99.1 PRESS RELEASE, ISSUED FEBRUARY 11, 2004. "THE DRESS BARN, INC. REPORTS SECOND QUARTER EARNINGS RESULTS"


 www.dressbarn.com

                              NEWS RELEASE

CONTACT:
ARMAND CORREIA
SENIOR VICE PRESIDENT & CFO
(845) 369-4600
FOR IMMEDIATE RELEASE
FEBRUARY 11, 2004


          THE DRESS BARN, INC. REPORTS SECOND QUARTER EARNINGS RESULTS


SUFFERN, NY - FEBRUARY 11, 2004 - The Dress Barn, Inc. (NASDAQ - DBRN), one of the nation's leading women's specialty retailers offering quality career and casual fashion apparel at value prices, today announced sales and earnings results for its second fiscal quarter ended January 24, 2004.

Net earnings for the second quarter ended January 24, 2004 were $4.5 million, or $0.15 per diluted share. This compares to net earnings of $4.7 million, or $0.15 per diluted share for the corresponding fiscal quarter ended January 25, 2003. As previously reported, net sales for this quarterly period were $171.0 million, a 2% increase over last year's $167.4 million. Same-store sales decreased 1%.

For the six months ended January 24, 2004, net earnings were $11.3 million, or $0.38 per diluted share. This compares to net earnings of $13.4 million, or $0.39 per diluted share for the same period last year. This year's earnings per share were favorably impacted by approximately $0.08 per share during this six-month period as a result of the retirement of 8 million shares from the tender offer completed the previous year. Net sales for the six-month period were $363.6 million, a 3% increase over last year's $353.3 million. Same-store sales were flat to last year.

Elliot S. Jaffe, Chairman of the Board of The Dress Barn, Inc., commented: "Our quarterly sales and earnings results were below our expectations, but sales trends improved in the final month of the quarter. This improvement was driven by early sell-through of spring apparel as well as the successful clearance of seasonal merchandise. As we begin the spring selling season, our inventory mix is more current than last year. Our inventory levels are in line with our current sales trends, and we continue to maintain a liquid open-to-buy. We remain cautiously optimistic for a successful spring season as a result of better than expected initial spring selling results."

As of January 24, 2004, the Company operated 774 stores (183 Dress Barn, 55 Dress Barn Woman and 536 Combination Stores) in 45 states.

As previously announced, the Company will host a conference call this afternoon at 3:00 p.m. Eastern Time to review its second quarter financial results.

The conference call will be webcast by CCBN and can be accessed at The Dress Barn, Inc.'s web site at www.dressbarn.com. The dial-in number is (617) 786-2901, the passcode is 69693063. A replay of the call will be available until February 20, 2004 by dialing (617) 801-6888, the passscode is 13224722.

Statements and comments made during the conference call not historical in nature are "forward-looking statements", within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. Such factors may be described in our filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended July 26, 2003 and Form 10-Q for the fiscal quarter ended October 25, 2003. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that the projected results expressed or implied therein will not be realized.

The conference call will be recorded on behalf of The Dress Barn, Inc. and consists of copyrighted material. It may not be re-recorded, re-produced, transmitted or re-broadcast, in whole or in part, without the Company's expressed written permission. Accessing the call or the rebroadcast represents consent to these terms and conditions. Participation in the call serves as consent to having any comments or statements made appear on any transcript, broadcast or rebroadcast of this call.

The Dress Barn, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings - Unaudited
Dollars in thousands except per share amounts


                                                  Thirteen Weeks Ended
                                  ----------------------------------------------
                                       January 24,          January 25,
                                              2004                2003
                                       -----------          ----------

Net sales                                 $171,053    100.0%   $167,372   100.0%
Cost of sales, including
  occupancy and buying costs               107,518     62.9%    107,265    64.1%
                                       -----------           ----------
Gross profit                                63,535     37.1%     60,107    35.9%
Selling, general and
  administrative expenses                   50,007     29.2%     48,080    28.7%
Depreciation expense                         6,271      3.7%      5,564     3.3%
                                       -----------           ----------
Operating income                             7,257      4.2%      6,463     3.9%
Interest income                                682      0.5%        832     0.5%
Interest expense                            (1,219)    (0.7%)         -        -
Other income                                   382      0.2%          -        -
                                       -----------           ----------
 Earnings before income taxes                7,102      4.2%      7,295     4.4%
Income taxes                                 2,592      1.6%      2,627     1.6%
                                       -----------           ----------
   Net earnings                             $4,510      2.6%     $4,668     2.8%
                                       ===========           ==========
Earnings per share:
     Basic:                                  $0.15                $0.16
                                       ===========           ==========
     Diluted:                                $0.15                $0.15
                                       ===========           ==========
Average shares outstanding
     Basic:                                 29,308               29,902
                                       -----------           ----------
     Diluted:                               30,050               30,687
                                       -----------           ----------

The Dress Barn, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings - Unaudited
Dollars in thousands except per share amounts


                                                Twenty-Six Weeks Ended
                                  ----------------------------------------------
                                       January 24,          January 25,
                                              2004                2003
                                       -----------          ----------

Net sales                                 $363,597    100.0%   $353,298   100.0%
Cost of sales, including
   occupancy and buying costs              231,157     63.6%    226,971    64.2%
                                       -----------           ----------
Gross profit                               132,440     36.4%    126,327    35.8%
Selling, general and
  administrative expenses                  101,714     28.0%     95,698    27.1%
Depreciation expense                        12,452      3.4%     12,032     3.4%
                                       -----------           ----------
Operating income                            18,274      5.0%     18,597     5.3%
Interest income                              1,214      0.4%      2,384     0.6%
Interest expense                            (2,571)    (0.7%)         -        -
Other income                                   763      0.2%          -        -
                                       -----------           ----------
 Earnings before income taxes               17,680      4.9%     20,981     5.9%
Income taxes                                 6,400      1.8%      7,554     2.1%
                                       -----------           ----------
   Net earnings                            $11,280      3.1%    $13,427     3.8%
                                       ===========           ==========
Earnings per share:
     Basic:                                  $0.39                $0.40
                                       ===========           ==========
     Diluted:                                $0.38                $0.39
                                       ===========           ==========
Average shares outstanding
     Basic:                                 29,253               33,292
                                       -----------           ----------
     Diluted:                               29,915               34,219
                                       -----------           ----------

The Dress Barn, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets - Unaudited
Dollars in thousands

                                              January 24,      January 25,
ASSETS                                               2004             2003
                                              -----------      -----------
Current Assets:
    Cash and cash equivalents                     $50,808          $31,004
    Marketable securities and investments         130,467          118,858
    Merchandise inventories                       100,213          100,098
    Prepaid expenses and other                      5,699            3,716
                                              -----------      -----------
        Total Current Assets                      287,187          253,676
                                              -----------      -----------
Property and Equipment                            132,812           89,317
Deferred Income Taxes                               9,597            5,816
Other Assets                                        6,823            9,305
                                              -----------      -----------
                                                 $436,419         $358,114
                                              ===========      ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
     Accounts payable- trade                      $65,051          $62,759
     Accrued salaries, wages and related expenses  20,492           18,674
     Litigation accrual                            35,632            3,557
     Other accrued expenses                        28,059           27,383
     Customer credits                              10,023            8,789
     Income taxes payable                           3,515            6,345
     Current portion of long-term debt              1,005                -
                                              -----------      -----------
        Total Current Liabilities                 163,777          127,507
                                              -----------      -----------
Long-Term Debt                                     32,512                -
Shareholders' Equity                              240,130          230,607
                                              -----------      -----------
                                                 $436,419         $358,114
                                              ===========      ===========